UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2015 (March 4, 2015)

LAREDO PETROLEUM, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 4, 2015, Laredo Petroleum, Inc. (the “Company”) and its wholly-owned subsidiaries, Laredo Midstream Services, LLC and Garden City Minerals, LLC (together, the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A to the Underwriting Agreement (together, the “Underwriters”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as qualified independent underwriter, in connection with an underwritten public offering (the “Offering”) of an aggregate principal amount of $350 million of 6.25% senior unsecured notes due 2023 (the “Notes”).

The Offering is expected to close on or about March 18, 2015. The Company will receive net proceeds of approximately $344.0 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the Offering. The Company intends to use the net proceeds from the Offering, together with a portion of the net proceeds from its previously announced common stock offering that closed on March 5, 2015, to redeem all $550 million of its outstanding 9.5% senior unsecured notes due 2019 (the “2019 Notes”). Pending application of the net proceeds from the Offering, the Company may invest the net proceeds in short-term, liquid investments.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering is being made pursuant to a prospectus supplement dated March 4, 2015 and the base prospectus dated March 22, 2013, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187479).

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. Each of the Underwriters or their affiliates has a lending relationship with the Company and certain of the Underwriters or their affiliates routinely hedge, or may hedge, their credit exposure to the Company consistent with their customary risk management policies.  Further, affiliates of certain of the Underwriters own the 2019 Notes and, accordingly, may receive a portion of the net proceeds from the Offering.  In addition, an affiliate of the trustee under the indenture governing the Notes is an Underwriter in the Offering.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Underwriting Agreement is incorporated herein by reference.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On March 4, 2015, the Company announced that it had commenced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 4, 2015, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On March 5, 2015, the Company announced that it had closed its previously announced offering of common stock. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 4, 2015, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as qualified independent underwriter.

99.1	Press Release dated March 4, 2015.
99.2	Press Release dated March 4, 2015.
99.3	Press Release dated March 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: March 10, 2015	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 4, 2015, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC, Garden City Minerals, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as qualified independent underwriter.

99.1	Press Release dated March 4, 2015.
99.2	Press Release dated March 4, 2015.
99.3	Press Release dated March 5, 2015.